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                                  PROMISSORY NOTE


                                           Dated as of ___________, 1997

     For Value Received, Healtheon Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Payee"), the principal sum (the "Principal Amount") of ___________ dollars _______________, together with interest thereon at the rate set forth below, which shall be due and payable as hereinafter provided. This Promissory Note is one of a series of seven (7) Promissory Notes totaling two million dollars ($2,000,000.00) (the "Series").

         1. PAYMENT. This Promissory Note can be called by Payee at any time after thirty (30) days from the date of issuance upon ten (10) days notice to Borrower. Borrower may pay any portion or all of this Promissory Note at any time, without penalty. All payments will be applied first to interest due and then to principal.

         2. INTEREST. Interest shall accrue on the unpaid Principal Amount of this Promissory Note from the date hereof until such Principal Amount is repaid in full, at an interest rate equal to six percent (6%) per annum. All computations of the interest rate hereunder shall be made on the basis of a year of three hundred sixty-five (365) days based on the actual number of days (including the first day but excluding the last day) any such Principal Amount is outstanding.

         3. WARRANT. Simultaneously with the complete payment of this Promissory Note, if such payment occurs at least thirty (30) days from the date of issuance of this Promissory Note, Borrower shall issue to Payee a warrant exercisable for the number of shares of Borrowees Series B Preferred Stock equal to the number of full and pro rated partial months that any portion of this Promissory Note is outstanding, multiplied by five percent (5%) of the Principal Amount, divided by the lesser of: (i) two dollars ($2.00); or (ii) the price per share of the next equity financing following the issue date of this Promissory Note in which Borrower raises at least two million dollars ($2,000,000). Such warrant shall have an exercise price equal to two dollars ($2.00) per share, shall have a "net exercise" right, and shall be exercisable for five (5) years from the date of the issuance.

         4. REPRESENTATIONS. This Promissory Note has been acquired for investment and not with a view to distribution and may not be resold without registration or pursuant to an exemption therefrom.

         5. COLLECTION EXPENSES. Should the indebtedness evidenced by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Promissory Note placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including attorney's fees, incurred by the Payee in collecting or enforcing this Promissory Note.

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         6.   WAIVER.  Payee will not be deemed to waive any of its rights under this Promissory Note unless its waiver is in writing and signed by the Payee. No delay or omission by the Payee in exercising any of its rights will operate as a waiver of its rights. A waiver in writing on one occasion will not be construed as a consent to or a waiver of any of the Payee's right or remedy on any ftiture occasion.

         7. GENERAL. This Promissory Note will be governed by and construed and enforced in accordance with the laws of the State of California. Whenever possible, each provision of this Promissory Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.

Dated as of _________, 1997.


                                         Healtheon Corporation


                                         By:  /s/ David Schnell, M.D.
                                            -------------------------------
                                                David Schnell, M.D.
                                                   President





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